                                                                      EXHIBIT 12


                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               -------------------


                                                                 Nine Months Ended          Three Months Ended
                                                                 September 30, 2001         September 30, 2001
                                                                --------------------        -------------------
Earnings before income taxes                                          $ 2,444                   $   920

Add (Deduct):
Equity in net earnings of less than 50% owned
   affiliates                                                             (22)                       (8)
Dividends from less than 50% owned
   affiliates                                                              20                         1
Fixed charges                                                           1,302                       295
Interest capitalized, net of amortization                                  (3)                       (2)
                                                                      -------                   -------

Earnings available for fixed charges                                  $ 3,741                    $1,206
                                                                      =======                   =======

Fixed charges:

Interest incurred:
   Interest expense                                                   $ 1,201                   $   261
   Capitalized interest                                                     5                         2
                                                                      -------                   -------
                                                                        1,206                       263

Portion of rent expense deemed to represent
   interest factor                                                         96                        32
                                                                      -------                   -------

Fixed charges                                                         $ 1,302                   $   295
                                                                      =======                   =======

Ratio of earnings to fixed charges                                        2.9                       4.1
                                                                      =======                   =======

                                                                      EXHIBIT 12


                        KRAFT FOODS INC. AND SUBSIDIARIES
               Computation of Ratios of Earnings to Fixed Charges
                            (in millions of dollars)
                               ------------------


                                                                         Years Ended December 31,
                                                ------------------------------------------------------------------------
                                                  2000           1999                1998            1997           1996
                                                --------        -------            --------        --------       ------
Earnings before income taxes                     $3,415         $ 3,040             $2,999          $3,083         $ 2,756

Add (Deduct):
Equity in net earnings
   of less than 50%
   owned affiliates                                 (50)            (51)               (28)            (28)            (42)
Dividends from less
   than 50% owned
   affiliates                                        12              10                  9              10               6
Fixed charges                                       710             646                638             593             639
Interest capitalized,
   net of amortization                                -              (2)                (1)             (3)             (4)
                                                 ------         -------             ------          ------         -------
Earnings available for
   fixed charges                                 $4,087          $3,643             $3,617          $3,655          $3,355
                                                 ======         =======             ======          ======          ======

Fixed charges:
Interest incurred:
   Interest expense                               $ 615           $ 547              $ 549           $ 500           $ 540
   Capitalized interest                               3               4                  3               5               6
                                                 ------         -------             ------          ------         -------

                                                    618             551                552             505             546
Portion of rent expense
   deemed to represent
   interest factor                                   92              95                 86              88              93
                                                 ------         -------             ------          ------         -------

Fixed charges                                     $ 710           $ 646              $ 638           $ 593           $ 639
                                                 ======         =======             ======          ======         =======
Ratio of earnings to
   fixed charges                                    5.8             5.6                5.7             6.2             5.3
                                                 ======         =======             ======          ======         =======